Exhibit 2

REGISTERED SHAREHOLDERS
Canadian Stock Transfer Company Inc. www.canstockta.com
PROXY FORM FOR OUR
ANNUAL GENERAL SHAREHOLDER MEETING ON MAY 12, 2011

THE PROXY FORM IS SOLICITED BY AND ON BEHALF OF MANAGEMENT.
Our annual general shareholder meeting (meeting) will be held at 9:30 a.m. (Eastern time) on Thursday, May 12, 2011 at the TIFF Bell Lightbox, Reitman Square, 350 King Street West, Toronto, Ontario, in Cinema 1.
This information sheet and its reverse side provide important information to help you complete your proxy form. The proxy form is attached to this information sheet (see pages 1 and 2) and can be easily separated by tearing along the perforated line.
YOUR VOTE IS IMPORTANT
As a shareholder, you have the right to vote your shares on electing directors, appointing the auditors, on considering an advisory vote on executive compensation and on considering three shareholder proposals, and any other items that may properly come before the meeting. You can vote your shares by proxy or in person at the meeting or any adjournment. If you receive more than one proxy form, please complete, date, sign and return each one.
IF YOU ARE VOTING IN PERSON AT THE MEETING
Do not complete the proxy form.
In the proxy form, you and your refer to the holder of BCE Inc. common shares. We, us, our, the Corporation and BCE refer to BCE Inc.
VOTING BY PROXY
This is the easiest way to vote. Voting by proxy means that you are giving the person named in section A of the proxy form (the proxyholder) the authority to vote your shares for you. If you are voting by proxy, Canadian Stock Transfer Company Inc. or other agents we appoint must receive your signed proxy form by 4:45 p.m. (Eastern time) on Wednesday, May 11, 2011. There are five ways to vote by proxy. See the reverse side of this information sheet for details.
SPECIAL NEEDS
Please let us know if you need any special assistance at the meeting by calling Canadian Stock Transfer Company at 1-800-561-0934.
Note: The proxy form attached to this information sheet is also to be used by participants in the Corporation’s Employees Savings Plan (ESP).

ADMISSION TICKET FOR OUR 2011 ANNUAL GENERAL SHAREHOLDER MEETING
Please present this ticket to the registration desk of Canadian Stock Transfer Company when you enter the meeting.

Let us know if you need any special assistance.	CONTROL NUMBER

CONTROL NUMBER
You will need this number to vote
by telephone or on the Internet:

Canadian Stock Transfer Company Inc. acts as the
Administrative Agent for CIBC Mellon Trust Company
FIVE WAYS TO VOTE BY PROXY

1	BY TELEPHONE

•	Call 1-866-390-6280 (toll-free in Canada and the United States) or 1-212-785-4770 (International Direct Dial) from a touch-tone phone and follow the instructions.

•	You will need your 12-digit control number.

•	You will find this number on the left.

•	If you choose to vote by telephone, you cannot appoint anyone other than the directors named in section A of the proxy form as your proxyholder.
2	ON THE INTERNET

•	Go to Canadian Stock Transfer Company’s website at www.proxypush.ca/bce and follow the instructions on screen.

•	You will need your 12-digit control number.

•	You will find this number on the left.

3	BY MAIL

•	Detach the proxy form (pages 1 and 2) from the information sheet by tearing along the perforated line.

•	Complete the proxy form, ensuring that you sign and date it, and return it in the envelope we have provided.

4	BY FAX

•	Detach the proxy form (pages 1 and 2) from the information sheet by tearing along the perforated line.

•	Complete the proxy form, ensuring that you sign and date it, and fax both pages in one transmission to 1-866-781-3111 (toll-free in Canada and the
United States) or 416-368-2502 (outside Canada and the United States).

5	BY APPOINTING ANOTHER PERSON TO GO TO THE MEETING AND VOTE YOUR SHARES FOR YOU

•	This person does not have to be a shareholder.

•	Strike out the four names that are printed in section A of the proxy form and write the name of the person you are appointing in the space provided. Complete your voting instructions, sign and date the form and return it to Canadian Stock Transfer Company as instructed.

•	Make sure that the person you appoint is aware that he or she has been appointed and attends the meeting.

•	At the meeting, he or she should see a representative of Canadian Stock Transfer Company at one of their tables.

DETACH YOUR TICKET ALONG THIS PERFORATION.

BCE INC.
ANNUAL GENERAL SHAREHOLDER MEETING

Our annual general shareholder meeting will
be held at 9:30 a.m. (Eastern time) on Thursday,
May 12, 2011 at:

TIFF Bell Lightbox
Reitman Square, 350 King St. W., Cinema 1
Toronto, Ontario

Beverages will be served.

P. 1
THIS IS YOUR PROXY FORM FOR
BCE INC.’S ANNUAL GENERAL SHAREHOLDER MEETING ON MAY 12, 2011

THE PROXY IS SOLICITED BY AND ON BEHALF OF MANAGEMENT.
Detach this proxy form by tearing along the perforated line, and complete it, ensuring that you sign and date it to exercise your right to vote your shares by mail or fax or to appoint someone else to vote your shares for you at the meeting.
This form revokes all proxy forms (with respect to the same shares) you have previously signed that relate to the meeting. It will only be accepted as a valid proxy if it remains intact and has been signed. If you have any questions about completing this form, please call Kingsdale Shareholder Services Inc. at 1-866-581-0508 for service in English or in French.

A
COMPLETE THIS SECTION TO APPOINT A PROXYHOLDER

APPOINTING A PROXYHOLDER
By completing this proxy form, you are appointing as your proxyholder
Mr. George A. Cope,
Mr. Thomas C. O’Neill,
Mr. André Bérard, or
Ms. Carole Taylor
who are directors of the Corporation, unless you appoint someone else.
Your proxyholder will attend the meeting and vote your shares on your behalf. Your proxyholder:
•	has the same rights you would have if you attended the meeting in person, including the right to appoint a substitute proxyholder

•	will vote your shares as you specify in section C. If you do not specify how you want your shares voted, the directors named as proxyholders intend to cast the votes represented by proxy at the meeting as recommended by the board of directors

•	may vote your shares as he or she sees fit on any amendments to these items and on any other items that may properly come before the meeting or any adjournment.
You have the right to appoint someone other than these four people as your proxyholder. To do this, strike out the four names listed above and print the name of the person you are appointing in the box below. This person does not have to be a shareholder of the Corporation.

B
TELL US IF YOU WANT TO RECEIVE FINANCIAL REPORTS

QUARTERLY REPORTS
We will NOT send the Corporation’s quarterly reports to you in 2011 (including Q1-2012), unless you tell us that you want to receive them by checking the box below.

☐	Please send me the Corporation’s quarterly reports in 2011
If you do not check the box above or do not return pages 1
and 2 of this proxy form, we will assume that you DO NOT
want to receive the Corporation’s quarterly reports in 2011.

ANNUAL REPORT
By law, we must send to you as a registered shareholder
the Corporation’s annual financial statements and related management’s discussion and analysis (MD&A), unless you tell us that you DO NOT want to receive them by checking the box below.

☐	Please DO NOT send me the Corporation’s annual financial statements and related MD&A
If you check the box above, we will NOT send you the Corporation’s annual financial statements and related
MD&A and this instruction will continue from year to year
(unless you revoke it).

☐	Please DO send me the Corporation’s annual financial statements and related MD&A
See information sheet on how to sign up to receive these documents electronically.
If you check the box above (thereby revoking prior instructions) or do not return pages 1 and 2 of this proxy form, we will assume that you DO want to receive the Corporation’s annual financial statements and related MD&A.
We will continue to send you the notice of annual shareholder meeting and management proxy circular and proxy form so
you can vote your shares.

Please complete the other side of this form before mailing or faxing. Please send both pages in one fax transmission.
> > > >

P. 2

C
COMPLETE THIS SECTION TO PROVIDE VOTING INSTRUCTIONS

Please check “For”, “Withhold” or “Against”, as applicable, for each of the following items. Please print in ink. Use a black or blue pen. Mark your vote with an X as shown in this example.	☒

1. ELECTION OF DIRECTORS: THE BOARD OF DIRECTORS RECOMMENDS VOTING FOR ALL NOMINEES. THE PROPOSED NOMINEES ARE:

	FOR	WITHHOLD		FOR	WITHHOLD		FOR	WITHHOLD

1. B.K. Allen	☐	☐	5. R.E. Brown	☐	☐	9. T.C. O’Neill	☐	☐

2. A. Bérard	☐	☐	6. G.A. Cope	☐	☐	10. R.C. Simmonds	☐	☐

3. R.A. Brenneman	☐	☐	7. A.S. Fell	☐	☐	11. C. Taylor	☐	☐

4. S. Brochu	☐	☐	8. E.C. Lumley	☐	☐	12. P.R. Weiss	☐	☐

2. APPOINTMENT OF AUDITORS: THE BOARD OF DIRECTORS RECOMMENDS VOTING FOR THIS ITEM.

	FOR	WITHHOLD

Deloitte & Touche LLP as auditors	☐	☐

3. ADVISORY VOTE ON EXECUTIVE COMPENSATION: THE BOARD OF DIRECTORS RECOMMENDS VOTING FOR THIS ITEM.

FOR	AGAINST

Resolved, on an advisory basis and not to diminish the role and responsibilities of the board of directors, that the shareholders accept the approach to executive compensation disclosed in the 2011 management proxy circular dated March 10, 2011 delivered in advance of the 2011 annual general meeting of shareholders of BCE.
☐	☐

4. SHAREHOLDER PROPOSALS: THE BOARD OF DIRECTORS RECOMMENDS VOTING AGAINST ALL PROPOSALS.

Please read these shareholder proposals in full in the accompanying management proxy circular.	FOR	AGAINST

Proposal No. 1 Critical mass of qualified women on Board	☐	☐

Proposal No. 2 Equity Ratio	☐	☐

Proposal No. 3 Additional information on comparator groups	☐	☐

D
PLEASE SIGN THIS PROXY FORM
You must sign this proxy form to ensure that it will be accepted as valid. When you sign this proxy form, you authorize the proxyholder to act and vote your shares on your behalf at the meeting and any adjournment and to carry out your voting instructions. If you are an individual shareholder, you or your authorized attorney must sign the form. Your attorney may have to provide proof of your authorization. For shares registered in the name of two or more owners, at least one of the holders must sign to be accepted. For shares registered in the name of a corporation or other legal entity, an authorized officer or attorney must sign. This person may have to provide proof that he or she is authorized to sign.

	☐	☐	☐	☐	2011

SIGNATURE If you do not include a date, we will deem it to be the date that we mailed the form to you.	DAY		MONTH		YEAR
Please complete the other side of this form before mailing or faxing. Please send both pages in one fax transmission.
> > > >